SurePure Investment Holding AG and Subsidiaries

(A Development Stage Company)

Consolidated Financial Statements

For the Three Months and Nine Months Ended

September 30, 2012 and 2011 and

From August 24, 2005 (Inception) to September 30, 2012

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

CONTENTS

September 30, 2012 and 2011

Page

CONSOLIDATED Financial Statements

Consolidated Balance Sheets	1

Consolidated Statements of Operations	2

Consolidated Statements of Other Comprehensive Income (Loss)	3

Consolidated Statements of Stockholders’ Deficit	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-22

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Consolidated Balance Sheets

September 30, 2012 and December 31, 2011

	September 30, 2012	December 31, 2011
	(Unaudited)	(Audited)
Assets

Current assets:
Cash	$532,092	$35,475
Accounts receivable, net	103,516	80,200
Prepaid expenses and other current assets	87,589	71,603

Total current assets	723,197	187,278

Property and equipment, net	7,877	12,608

Other assets:
Intangible assets, net	133,126	145,627

Total assets	$864,200	$345,513

Liabilities and Equity (Deficit)

Current liabilities:
Accounts payable and other current liabilities	$495,008	$736,953
Due to officers/stockholders	-	473,129
Income taxes payable	398	717

Total current liabilities	495,406	1,210,799

Long-term:
Loans from stockholder	3,291,943	5,431,122
Other loans payable	300,000	300,000

Total long-term liabilities	3,591,943	5,731,122

Total liabilities	4,087,349	6,941,921

Commitments and contingencies

Equity (deficit):
SurePure stockholders' equity (deficit):
Common stock	355,779	257,431
Additional paid-in capital	20,250,663	14,067,931
Equity of variable interest entities	1,004,150	1,004,150
Other comprehensive income	306,009	264,002
Deficit accumulated during the development stage	(23,777,100)	(20,891,469)
	(1,860,499)	(5,297,955)
Stock subscription receivable	(42,141)	(42,141)
Total SurePure stockholders' equity (deficit)	(1,902,640)	(5,340,096)
Noncontrolling interest	(1,320,509)	(1,256,312)

Total equity (deficit)	(3,223,149)	(6,596,408)

Total liabilities and equity (deficit)	$864,200	$345,513

See notes to consolidated financial statements.

1

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2012 and 2011 and
Cumulative From August 24, 2005 (Inception) to September 30, 2012

					Cumulative From
	Three Months Ended		Nine Months Ended		August 24, 2005
	September 30,		September 30,		(Inception) to
	2012	2011	2012	2011	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Sales	$127,986	$157,962	$248,689	$239,288	$1,918,654

Cost of sales	51,570	146,254	93,663	152,027	1,538,821

Gross profit	76,416	11,708	155,026	87,261	379,833

Expenses:
General and administrative expenses	995,730	864,470	2,606,280	2,207,360	18,895,470
Promotion and marketing	32,738	25,133	76,345	83,377	584,685
Research and development	61,281	31,050	96,338	222,516	3,428,794
Depreciation and amortization	5,745	5,867	17,232	17,602	168,670
Impairment of patent	-	-	-	-	537,631

Total expenses	1,095,494	926,520	2,796,195	2,530,855	23,615,250

Net loss from operations	(1,019,078)	(914,812)	(2,641,169)	(2,443,594)	(23,235,417)

Other income (expense):
Interest income	9	25	34	30	371,843
Interest expense	(93,654)	(125,913)	(328,694)	(326,873)	(2,377,057)
Exchange rate gains and losses	4,944	1,241	7	1,241	(21,496)
Loss on disposition of fixed assets	-	-	-	-	(64,172)

Total other (expense) income	(88,701)	(124,647)	(328,653)	(325,602)	(2,090,882)

Loss before provision for income taxes	(1,107,779)	(1,039,459)	(2,969,822)	(2,769,196)	(25,326,299)

Provision for income taxes	-	-	-	-	32,673

Net loss	(1,107,779)	(1,039,459)	(2,969,822)	(2,769,196)	(25,358,972)

Net loss attributable to non-controlling interest	(13,772)	(35,829)	(84,191)	(89,883)	(1,581,872)

Net loss attributable to SurePure	$(1,094,007)	$(1,003,630)	$(2,885,631)	$(2,679,313)	$(23,777,100)

See notes to consolidated financial statements.

2

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Consolidated Statements of Other Comprehensive Income (Loss)

For the Three and Nine Months Ended September 30, 2012 and 2011 and
Cumulative From August 24, 2005 (Inception) to September 30, 2012

					Cumulative From
	Three Months Ended		Nine Months Ended		August 24, 2005
	September 30,		September 30,		(Inception) to
	2012	2011	2012	2011	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net loss	$(1,107,779)	$(1,039,459)	$(2,969,822)	$(2,769,196)	$(25,358,972)

Other comprehensive loss, net of tax

Unrealized gain (loss) on foreign
currency translation	(6,185)	645,276	62,001	716,652	373,813

Comprehensive loss	(1,113,964)	(394,183)	(2,907,821)	(2,052,544)	(24,985,159)

Less: Comprehensive income (loss) attributable
to noncontrolling interest	(9,815)	(194,173)	(64,197)	44,828	(1,514,068)

Comprehensive loss attributable
to SurePure, net of tax	$(1,104,149)	$(200,010)	$(2,843,624)	$(2,097,372)	$(23,471,091)

See notes to consolidated financial statements.

3

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Consolidated Statements of Stockholders’ Deficit

For the Period from January 1, 2012 to September 30, 2012

		Range				Equity in	Accumulated
	Common	of		Additional		Variable	Other	Retained	Stock
	Shares	Price Per	Common	Paid-in	Total	Interest	Comprehensive	Earnings	Subscription	Noncontrolling
	Issued	Share	Stock	Capital	Consideration	Entities	Income	(Deficit)	Receivable	Interest	Total
Balances – January 1, 2012	26,822,215		$257,431	$14067,931		$1,004,150	$264,002	$(20,891,469)	$(42,141)	$(1,256,312)	$(6,596,408)

Issuance of common stock (unaudited)	2,267,737	$1.00	23,142	2,244,595	$2,267,737						2,267,737

Conversion of stockholder loans (unaudited)	7,378,416	$0.50	75,206	3,614,002	$3,689,208						3,689,208

Imputed interest on stockholder loans (unaudited)				324,135							324,135

Net loss for the nine months ended September 30, 2012 (unaudited)								(2,885,631)		(84,191)	(2,969,822)

Unrealized gain on foreign currency translation adjustment (unaudited)	-		-	-		-	42,007	-	-	19,994	62,001

Balances – September 30, 2012 (unaudited)	36,468,368		$355,779	$20,250,663		$1,004,150	$306,009	$(23,777,100)	$(42,141)	$(1,320,509)	$(3,223,149)

See notes to consolidated financial statements.

4

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2012 and 2011 and
Cumulative From Inception (August 24, 2005) to September 30, 2012

			Cumulative From
	Nine Months Ended		August 24, 2005
	September 30,		(Inception) to
	2012	2011	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)
Cash from operating activities:
Net loss	$(2,969,822)	$(2,769,196)	$(25,358,972)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	17,232	17,602	168,670
Impairment of patent	-	-	537,631
Loss on sale of property and equipment	-	-	64,172
Imputed interest on stockholders loans	324,135	298,821	2,307,658
Changes in assets and liabilities:
Accounts receivable	(23,316)	(7,277)	(103,516)
Prepaid expenses and other current assets	(15,986)	(33,111)	(87,589)
Accounts payable	(241,945)	(429,656)	495,008
Due to officers/stockholders	(473,129)	236,137	-
Income taxes payable	(319)	(23,869)	398

Total cash used in operating activities	(3,383,150)	(2,710,549)	(21,976,540)

Cash from investing activities:
Purchase of property and equipment	-	-	(181,760)
Proceeds from sales of property and equipment	-	-	16,860
Acquisition of patents	-	-	(746,576)

Total cash used in investing activities	-	-	(911,476)

Cash provided by financing activities:
Proceeds from sale of equity	2,267,737	-	13,191,206
Proceeds from equity of variable interest entities	-	-	83,309
Proceeds from loans from stockholders	1,550,029	1,681,031	9,471,780
Proceeds from other loans payable	-	300,000	300,000

Total cash provided by financing activities	3,817,766	1,981,031	23,046,295

Effect of exchange rate changes on cash and cash equivalents	62,001	716,652	373,813

Net increase (decrease) in cash	496,617	(12,866)	532,092

Cash, beginning of period	35,475	46,463	-

Cash, end of period	$532,092	$33,597	$532,092

Supplemental disclosures:
Interest paid	$4,957	$28,052	$69,797

Income taxes paid	$-	$-	$32,673

Conversion of stockholder's loans to stockholders' equity	$3,689,208	$-	$5,065,437

Conversion of stockholder’s loans to equity of variable interest entities	$-	$-	$1,114,400

Imputed interest on stockholder’s loans reported as an increase to additional paid-in capital	$324,135	$298,821	$2,307,658

See notes to consolidated financial statements.

5

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

Notes to Consolidated Financial Statements

1.	Organization and Significant Accounting Policies

Description of Business

SurePure Investment Holding AG (the “Company” or “SPI”) was incorporated in Switzerland in 2007. SPI is the holding company of the SurePure Group (the “Group”), which includes subsidiaries and other entities whose activities primarily benefit the Company.

The Group has developed the technology for using shortwave ultraviolet light (“UV-C”) to purify turbid liquids such as wine, fruit juice and milk. Although initially designed to treat food-grade applications, it has successfully been applied to liquids such as bovine blood plasma, water, brines and sugar syrup solutions. The Group holds international patents for this technology. The Group has been engaged in raising capital, continuing research and development of its technologies and process and developing markets for its products.

SurePure Operations AG (“SPO”), a wholly owned subsidiary of SPI, markets the products of the Group and earns its revenue by selling equipment utilizing the Group technology globally. SPO owns a patent for its technology in a number of countries.

SurePure Latin America Maqinas de Purificasao UVC Ltda. (“SPLA”), a wholly owned subsidiary of SPO, is not active.

Variable interest entities (“VIE’s”) are entities whose activities primarily benefit the Company and are primarily supported by the Company. SPI has variable interests in the following entities:

●	SurePure Holdings South Africa (Pty) Ltd (“SPHSA”) and its wholly-owned subsidiary SurePure Marketing South Africa (Pty) Ltd (“SPMSA”) hold the South African patent and market the products of the Group and earn revenue from selling equipment utilizing the SurePure technology. These companies were incorporated in 2005.

●	SurePure Participations AG (“SPP”), a minority stockholder of SPI, was incorporated in Switzerland in 2007 and is part of the common holding structure of the Group. SPP has no operations and all of its expenses have been and will continue to be paid by SPI.

Interests in these variable interest entities are consolidated with SPI because SPI is their primary beneficiary.

6

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

Basis of Presentation

The accompanying unaudited consolidated financial statements of SurePure Investment Holding AG and subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and with the requirements of Regulation S-X of the United States Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete annual consolidated financial statements.

The accompanying consolidated financial statements include the accounts and results of operations of SPI, and its subsidiaries and its VIE’s. The accompanying statements of operations, comprehensive income (loss), and cash flows present cumulative amounts from inception since, as a development stage entity, the Company is devoting most of its efforts to establishing its business.

The Group’s reporting currency is the United States Dollar (USD) and these consolidated financial statements are presented in USD.

Principles of Consolidation

The consolidated financial statements include the accounts of SPI and all entities of the Group in which a direct ownership or indirect controlling interest exists through voting rights or qualifying variable interests. All inter-group balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Income Taxes

The Group accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized based on the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates. Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not provide a future tax benefit.

GAAP requires that, in applying the liability method, the consolidated financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion, the most likely resolution of an uncertain tax position should be analyzed based on technical merits and one that will likely be sustained under examination. There have been no adjustments or disclosures related to uncertain tax positions necessary since the Company’s inception through September 30, 2012.

7

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

Accounts Receivable and Allowance for Doubtful Accounts

The Group performs regular credit evaluations of customers to which it provides sales on credit terms, and adjusts credit limits based on the customer’s payment history and reassessments of their creditworthiness. The Group continuously monitors its collections and establishes a provision for estimated doubtful accounts, if necessary. No allowance for doubtful accounts was deemed to be necessary at September 30, 2012 and December 31, 2011.

Property, Equipment and Related Depreciation

Property and equipment are recorded at cost, less accumulated depreciation. Cost includes the price paid to acquire the asset and any expenditures that substantially increase the asset’s value or extend the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Expenditures for routine repairs and maintenance are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recognized in operations.

Depreciation is provided over the following estimated useful lives:

Plant machinery	3 to 5 years
Furniture and fixtures	3 to 5 years
Motor vehicles	5 years
Office and computer equipment	3 to 5 years

Intangible Assets

Intangible assets consist of patents in various countries around the world for the Company’s UV-C purification technology. The patents are initially recognized at their cost. The patents were purchased from a third party in 2005. The patents are being amortized on a straight-line basis over their remaining estimated useful lives of twelve years.

8

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

The Group evaluates the carrying value of its intangible assets for impairment at least annually or when events or changes in circumstances are identified by management that indicate that such carrying values may not be fully recoverable. The evaluation involves estimating the future undiscounted cash flows expected to be derived from the assets to assess whether or not a potential impairment exists. As a result of its evaluations, management determined that it was not necessary to recognize a loss on impairment of intangible assets for the three months and nine months ended September 30, 2012 and 2011. During the period from inception to September 30, 2012, impairment losses on intangible assets of $537,631 were recognized.

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable and accrued expenses. As of September 30, 2012 and December 31, 2011, the carrying values of the financial instruments approximated their fair values due to the short-term nature of these instruments.

Revenue

Revenue is earned from sales of patented products and is recognized, net of returns and discounts, when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. These criteria are usually met upon delivery of the product to the customer, which is also when the risk of ownership and title passes to the customer.

Research and Development

Research and development costs are charged to expense as incurred.

Foreign Currency Translations

These consolidated financial statements are presented in USD, which is the Group’s reporting currency. The consolidated financial statements of the Group members have been translated into USD in accordance with GAAP. All assets and liability accounts on the consolidated balance sheets have been translated using the exchange rate in effect at the consolidated balance sheet date. Equity accounts have been translated at their historical rates when the capital transaction occurred. Income and expenses have been translated at the average exchange rates for the periods presented. Adjustments resulting from the translation of Group’s consolidated financial statements are included in consolidated other comprehensive income (loss). Actual transaction gains and losses are included in the consolidated statements of operations as incurred.

The functional currencies of the companies included in the Group are their respective local currencies. Accordingly, the Group is exposed to transaction gains and losses that result from changes in various foreign currency exchange rates.

9

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

Applicable functional currencies are:

SPI, SPO, and SPP	Swiss francs – CHF
SPLA	Brazilian Real – BRL
SPMSA and SPHSA	South African Rand – ZAR

Exchange rates used for conversion of foreign items to USD at the end of each period and the average for each period were:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,		December 31,
	2012	2011	2012	2011	2011

CHF:
Reporting date	1.0638	1.1144	1.0638	1.1144	1.0640
Average for period	1.0394	1.2251	1.0643	1.1432	N/A

BRL:
Reporting date	0.4929	0.5465	0.4929	0.5465	0.5357
Average for period	0.4927	0.6186	0.5228	0.6132	N/A

ZAR:
Reporting date	0.1202	0.1263	0.1202	0.1263	0.1228
Average for period	0.1210	0.1412	0.1242	0.1433	N/A

Fair Value of Financial Instruments

GAAP has established a framework for measuring fair value that is based on a hierarchy which prioritizes the inputs to valuation techniques according to the degree of objectivity necessary. The fair value hierarchy of the inputs to valuation techniques used to measure fair value is divided into three broad levels of objectivity:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement. They are based on best information available in the absence of level 1 and 2 inputs.

10

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required by GAAP:

Cash: The carrying amount is the fair value because it is the basic financial instrument used to express fair value.

Accounts receivable and accounts payable: The carrying amounts approximate fair value because of the short-term duration of those instruments.

Loans payable: the carrying amount approximates fair value based on current market conditions and interest rates available to the Group for similar financial instruments.

Earnings (Loss) per Share

Basic and diluted earnings (loss) per share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as options, convertible notes and convertible preferred stock, were exercised or converted into common stock or could otherwise cause the issuance of common stock that then shared in earnings (loss). Such potential additional common shares are included in the computation of diluted earnings per share. The Company has no securities or other contracts to issue common stock that could cause any dilution of earnings. In addition, when there is a loss, diluted loss per share is not computed because any potential additional common shares would reduce the reported loss per share and therefore would have an anti-dilutive effect.

11

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

2.	Property and Equipment

Property and equipment consists of the following:

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)

Machinery and equipment	$5,010	$5,010
Furniture and fixtures	12,753	12,753
Motor vehicles	14,400	14,400
Office and computer equipment	12,647	12,647
	44,810	44,810
Less accumulated depreciation	36,933	32,202

Property and equipment, net	$7,877	$12,608

Depreciation expense was $1,578 and $1,750 for the three months ended September 30, 2012 and 2011, respectively, $4,731 and $5,250 for the nine months ended September 30, 2012 and 2011, respectively and $89,392 for the period from inception to September 30, 2012.

3.	Intangible Assets

Intangible assets consist of the following:

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)

Patents	$208,943	$208,943
Less accumulated amortization	75,817	63,316

Intangible Assets, Net	$133,126	$145,627

Amortization expense was $4,167 and $4,117 for the three months ended September 30, 2012 and 2011, respectively, $12,501 and $12,352 for the nine months ended September 30, 2012 and 2011, respectively and $79,278 for the period from inception to September 30, 2012.

12

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

4.	Due to Officers/Stockholders

Due to officers/stockholders consists of unpaid salaries, accrued leave and advances due from the three executives of the Group entities totaling $473,129 at December 31, 2011. During the period from January 1 to September 28, 2012, there were net increases in the amounts due to the officers/stockholders of $414,848 resulting in an unpaid balance of $887,977. On September 28, 2012, these amounts were repaid in full.

5.	Stockholder and Other Loans Payable

Stockholder and other loans payable consist of advances by individuals and companies to the Group. Certain of the lenders are either stockholders or are related to stockholders. None of these loans are supported by notes and none have a provision for interest or repayment. The rates of interest used to impute interest on these loans range from 4.5% per annum to 15% per annum during the periods in which these loans were outstanding and represent management’s best estimate of the interest rates that would be applicable to the Company in a third-party marketplace. Imputed interest expense was $94,052 and $113,051 for the three months ended September 30, 2012 and 2011, respectively, $324,135 and $298,821 for the nine months ended September 30, 2012 and 2011, respectively, and $2,307,658 for the period from inception to September 30, 2012. These amounts are included in interest expense in the accompanying consolidated statements of operations and are reflected as an increase in additional paid-in capital in the accompanying consolidated statements of stockholders’ deficit.

The Group has obtained subordination agreements from all of the lenders with respect to these loans, the terms of which provide that the loans will not be classified as current or be payable within one year if doing so would cause a Group member to be considered insolvent in accordance with the applicable local laws. Therefore, these loans are presented as long-term liabilities in the accompanying consolidated balance sheets.

On August 16, 2012, one of the lenders converted their entire loan balance of $3,689,208 into 7,378,416 common shares of the Company.

13

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

6.	Stockholders’ Deficit

The consolidated stockholders’ equity/deficit of the Group consists of the consolidated equity of the Group attributable to the parent which includes the common stock of the parent, additional paid-in capital of the parent, the retained deficit attributable to the parent, and the accumulated other comprehensive income attributable to the parent plus the equity of the noncontrolling interest of the VIE’s less an amount considered to be a stock subscription receivable.

The South African VIE’s (SPHSA and SPMSA) that are part of the Group are managed by the same executive management as that of SPI, and the major shareholder of the South African VIE’s and SPI are related parties. In the accompanying consolidated financial statements, the 82.64% controlling interest in the South African VIE’s is reported in the consolidated statements of stockholders’ deficit together with the entire interest of SPP as the Equity in Variable Interest Entities. The 17.36% portion of the equity of South African entities that is not owned by this controlling stockholder is reported as the Noncontrolling Interest in the VIE’s. The investment interest of SPP in SPI has not been eliminated in consolidation and is reported as a Stock Subscription Receivable. This investment interest by SPP in SPI effectively reduces the consolidated stockholders’ equity of the parent, SPI, and reflects the adjustment required, in management’s opinion, to fairly present the consolidated equity attributable to parties outside of the Group.

The common stock of SPI is reported as $.01 par value per share and is the translated value of the par value of the shares at CHF .01 per share. A total of 44,822,215 and 26,822,215 shares were authorized, and 36,468,368 and 26,822,215 shares were issued and outstanding as of September 30, 2012 and December 31, 2011, respectively. The Company issued 9,646,153 shares of common stock during the nine months ended on September 30, 2012.

7.	Commitments and Contingencies

Lease Commitments

The Group leases two premises in South Africa under operating leases. One location is an office facility and the other is a workshop. The office facility lease was originally scheduled to expire on April 30, 2012 with a monthly rent of $4,689 but has been renegotiated to extend the lease term to February 28, 2014 at a monthly rent of $2,792 for the first year and $3,071 for the second year. The lease for the Group’s workshop facility originally expired on April 30, 2012 with a monthly rent of $2,460. This lease term was extended to November 30, 2012 with a monthly rent of $2,706 and was further extended to March 31, 2013 at the same monthly rent. Rent expense was $14,705 and $18,203 for the three months ended September 30, 2012 and 2011, respectively, $46,157 and $54,969 for the nine months ended September 30, 2012 and 2011, respectively and $750,157 for the period from inception to September 30, 2012. Rent expense is included in general and administrative expenses in the accompanying consolidated statement of operations.

14

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

The future rent commitments under the above leases for the twelve months ended September 30, 2013 and 2014 is $51,346 and $15,355, respectively.

Payroll Commitments

The Group’s employees in South Africa have employment contracts that provide for one month of notice before the employee can be terminated. As of September 30, 2012, the total monthly salary commitment applicable to these employees was approximately $20,700. The Company has also announced salary increases and bonuses to these employees. Bonuses of approximately $20,700 are to be paid on December 15, 2012 and salary increases to approximately $23,000 per month will take effect on January 1, 2013.

Payroll Tax Contingencies

During February 2012, SPM received notification from the South African Revenue Service regarding unpaid payroll taxes of approximately $185,000. SPM has requested additional time to arrange a payment plan that is suitable to both parties and has commenced making monthly payments against this balance. As of September 30, 2012, the remaining balance of the liability is approximately $160,000. The amount is included in accounts payable and other current liabilities in the accompanying consolidated balance sheets.

8.	Employment and Consulting Agreements

The Group has entered into agreements to secure the services of three executives. These agreements provide for annual compensation and require a termination notice period by the Group of three months. The executives are all stockholders of the Group.

The total compensation paid to these executives plus a provision for leave was approximately $252,000 and $325,000 for the three months ended September 30, 2012 and 2011, respectively, $809,000 and $930,000 for the nine months ended September 30, 2012 and 2011, respectively, and approximately $4,815,000 for the period from inception to September 30, 2012. These amounts are included in general and administrative expenses.

15

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

During March 2012, the Group entered into additional agreements with unrelated third party consultants. These agreements can be terminated by either party with between two weeks and thirty days written notice or immediately if for cause. The amounts due to these consultants are approximately $11,500 per month. One of these consultants is to be paid an additional fee of $7,500 for the months of October to December, 2012.

9.	Income Taxes

The Company and group members file income tax returns in Switzerland, South Africa and Brazil. The components of income (loss) from operations before income taxes, by jurisdiction, are as follows:

					From
	Three Months Ended		Nine Months Ended		August 24, 2005
	September 30,		September 30,		(Inception) to
	2012	2011	2012	2011	September 30, 2012

Switzerland	$(1,028,477)	$(833,282)	$(2,485,037)	$(2,330,573)	$(15,276,129)
South Africa	(79,302)	(206,306)	(484,785)	(517,565)	(9,108,672)
Brazil	-	129	-	78,942	(941,498)

Total	$(1,107,779)	$(1,039,459)	$(2,969,822)	$(2,769,196)	$(25,326,299)

The provision for income taxes shown in the accompanying consolidated statements of operations consists of the following:

					From
	Three Months Ended		Nine Months Ended		August 24, 2005
	September 30,		September 30,		(Inception) to
	2012	2011	2012	2011	September 30, 2012
Current tax provision:
Switzerland	$-	$-	$-	$-	$32,673
South Africa	-	-	-	-	-
Brazil	-	-	-	-	-

Total current tax provision	-	-	-	-	32,673

Deferred tax provision:
Switzerland	(147,492)	(136,243)	(356,170)	(395,244)	(2,654,073)
South Africa	(2,246)	(29,314)	(71,149)	(77,504)	(1,789,122)
Brazil	-	33	-	19,736	(235,375)
Change in valuation allowance	149,738	165,524	427,319	453,012	4,678,570

Total deferred provision	-	-	-	-	-

Total	$-	$-	$-	$-	$32,673

16

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

The Company has determined that the future tax benefits from net operating losses are not likely to be realized in future periods and a full valuation allowance has been provided for all periods. The income tax effect of each type of temporary difference giving rise to the net deferred tax asset is as follows:

	September 30,	December 31,
	2012	2011
Deferred tax assets:
Net operating loss carryforwards	$4,678,570	$4,251,251
Less valuation allowance	(4,678,570)	(4,251,251)

Total	$-	$-

17

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

The following reconciles the effective income tax rates with the statutory rates for the three and nine months ended September 30, 2012 and for the period from August 24, 2005 (inception) to September 30, 2012:

	Switzerland	South Africa	Brazil	Total

Statutory rate of tax	8.5%/18%	28.0%	25.0%

Three months ended September 30, 2012:
Net (loss) from operations before taxes	$(1,028,477)	$(79,302)	$-	$(1,107,779)

As calculated at the statutory rate	$(147,492)	$(22,206)	$-	$(169,698)

Permanent differences	1,950	19,960	-	21,910
Change in valuation reserves	145,542	2,246	-	147,788

Provision for income taxes	$-	$-	$-	$-

Three months ended September 30, 2011:
Net (loss) income from operations before taxes	$(833,282)	$(206,306)	$129	$(1,039,459)

As calculated at the statutory rate	$(138,553)	$(57,765)	$33	$(196,285)

Permanent differences	2,310	28,451	-	30,761
Change in valuation reserves	136,243	29,314	(33)	165,524

Provision for income taxes	$-	$-	$-	$-

Nine months ended September 30, 2012:
Net (loss) from operations before taxes	$(2,485,037)	$(484,785)	$-	$(2,969,822)

As calculated at the statutory rate	$(357,302)	$(135,740)	$-	$(493,042)

Permanent differences	1,132	64,591	-	65,723
Change in valuation reserves	356,170	71,149	-	427,319

Provision for income taxes	$-	$-	$-	$-

18

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

	Switzerland	South Africa	Brazil	Total

Statutory rate of tax	8.5%/18%	28.0%	25.0%

Nine months ended September 30, 2011:
Net (loss) income from operations before taxes	$(2,330,573)	$(517,565)	$78,942	$(2,769,196)

As calculated at the statutory rate	$(398,744)	$(144,918)	$19,736	$(523,926)

Permanent differences	3,500	67,414	-	70,914
Change in valuation reserves	395,244	77,504	(19,736)	453,012

Provision for income taxes	$-	$-	$-	$-

For the period from August 24, 2005 (inception) to September 30, 2012:
Net (loss) from operations before taxes	$(15,276,126)	$(9,108,672)	$(941,498)	$(25,326,296)

As calculated at the statutory rate	$(2,635,525)	$(2,550,428)	$(235,375)	$(5,421,328)

Permanent differences	14,125	761,306	-	775,431
Change in valuation reserves	2,654,073	1,789,122	235,375	4,678,570

Provision for income taxes	$32,673	$-	$-	$32,673

Permanent differences principally relate to loss on disposal of property and equipment, interest and penalties and unallowable expenses.

The Company and group members remain subject to tax examinations for the year ended December 31, 2011 in Switzerland and South Africa, and in Brazil, for the four years ended December 31, 2011.

10.	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivables. Cash is maintained in financial institutions in foreign countries that do not insure the balances in the accounts. The credit risk for customer accounts is concentrated because accounts receivable consists of the balance due from one customer. However, the customer’s account typically is collected within a short period of time and, based on its assessment of current conditions, management believes there is no risk of loss. Management continuously monitors these conditions.

19

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

11.	Stock Subscription Agreements

On July 23, 2012, the Company entered into a Subscription Agreement with Trinity Asset Management, (Proprietary) Limited (“Trinity”) in which Trinity agreed to purchase up to five million new common shares in a series of transactions. Under this agreement, Trinity purchased new common shares at a price of $1.00 per share and had agreed to pay the total subscription price of five million dollars on or before December 31, 2012. The Company received a total of $2,500,000 from Trinity pursuant to this agreement during the period July 23 through October 9, 2012. Thereafter, through October 31, 2012, Trinity failed to purchase shares in accordance to the terms of the Subscription Agreement. On November 22, 2012, the Company exercised its rights to terminate the Subscription Agreement.

As a part of the above Subscription Agreement, Trinity had also agreed to purchase up to one million common shares from the Company’s principal stockholder (“Investor Shares”). The termination of the Subscription Agreement also applied to the agreed-upon purchase of Investor Shares.

The Subscription Agreement had provided that shares were to be purchased according to a specified schedule of dates. However, Trinity failed to live up to that schedule.

The following presents the information regarding the actual purchases of shares up to the point at which the Subscription Agreement was terminated:

	Total
	Number	Total	Company	Company	Investor
Date	of Shares	Amount	Shares	Proceeds	Shares

July 30, 2012	500,000	$500,000	375,000	$375,000	125,000
August 17, 2012	500,000	500,000	375,000	375,000	125,000
September 28, 2012	1,767,737	1,767,737	1,517,737	1,517,737	250,000
Total through September 30, 2012	2,767,737	2,767,737	2,267,737	2,267,737	500,000
October 9, 2012	327,000	327,000	232,263	232,263	94,737

Total through October 9, 2012	3,094,737	$3,094,737	2,500,000	$2,500,000	594,737

On November 26, 2012, the Company entered into a Subscription Agreement with RD Active Capital Limited, a United Kingdom-based investment manager (“RD Active”), in which RD Active agreed to purchase up to 300,000 new common shares over the period ending January 31, 2013 and has the right to purchase up to 2,700,000 new common shares through March 31, 2013 as long as RD Active purchased the 300,000 new common shares. All common shares are to be purchased and sold at an issue price of $1.00 per share. RD Active will purchase the 300,000 new common shares on an installment basis with 100,000 shares to be purchased on or before November 28, 2012, December 21, 2012 and January 31, 2013. Under the terms of the Subscription Agreement, RD Active may exercise the additional purchase right on its own behalf and resell to other purchasers or may place the additional shares directly with other purchasers. At such time as RD Active and any other purchasers have completed and paid for 3,000,000 shares under the Subscription Agreement, RD Active and the other purchasers under the Subscription Agreement have the right to appoint an additional director to the board of directors of the Company.

20

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

12.	Share Exchange

On July 25, 2011, SurePure Inc. (formerly named SOEFL, Inc.), a Nevada corporation (“SurePure US”), and the Company entered into an Agreement and Plan of Merger under which a wholly-owned subsidiary of SurePure US would merge with and into the Company so that the Company would become 100%-owned by SurePure US. On October 28, 2011, the stockholders of the Company and SurePure US entered into an Exchange Agreement to effect the business combination of SurePure US and the Company by means of an exchange of shares rather than by merger. Under the terms and conditions of the Exchange Agreement, each share of the Company’s stock that is issued and outstanding on the closing date will be exchanged for one share of the common stock of SurePure US. Prior to the closing of the exchange, SurePure US will cancel certain currently outstanding shares. As a result, the ownership share of the stockholders of the Company will exceed 70% of SurePure US (excluding those shares of SurePure US owned by stockholders of the Company prior to the exchange). This transaction will be accounted for as a “reverse merger,” whereby the Company will be considered the “acquirer” for financial reporting purposes, as the Company’s stockholders will control a majority of the post-transaction combined companies, and the Company will be a 100%-owned subsidiary of SurePure US. Unless terminated by either the Company or SurePure US, the exchange is anticipated to close during the fourth quarter of 2012, subject to obtaining all necessary consents and approvals.

13.	Subsequent Events

The Company has evaluated its subsequent events through November 30, 2012, the date that the accompanying consolidated financial statements were available to be issued. Other than what has been disclosed in Note 11, the Company determined that there were no material subsequent events requiring adjustment to or disclosure in these consolidated financial statements, except for the following:

On October 30, 2012, the Company entered into an agreement with an entity located in Italy under which the Company agreed to fund a portion of certain product development costs incurred by that entity and the entity agreed to pay the Company for the use of a research and development machine. The Company has agreed to pay for 50% of a maximum of approximately $137,000 in product development costs to be incurred through January 2013. In addition, the Company will be paid $3,500 per month for the use of a research and development machine for the period November 1, 2012 to October 31, 2013.

21

SurePure Investment Holding AG and Subsidiaries
(A Development Stage Company)

Notes to consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2012 and 2011

14.	Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the continuation of the Group as a going concern. The Group, due to the start-up nature of its business, has generated recurring losses and expects to incur additional losses as it expands the UV-C technology and develops marketing, sales and financial plans. As reflected in the accompanying consolidated financial statements, the Group’s total liabilities exceed total assets at September 30, 2012 and December 31, 2011, by $3,223,149 and $6,596,408, respectively, and the Group has incurred cumulative operating losses since the date of inception. To date, the Group’s cash flow requirements have been met with cash investments by the stockholders, certain third parties and to a lesser extent, sales and interest income.

The Group will require additional capital to continue its development and to achieve sufficient revenues to support its operations. The Group’s future capital requirements will depend on many factors, including its ability to grow and maintain revenues and its ability to manage expenses and expected capital expenditures. The Group will require additional financing either through borrowing or the sale of additional equity to support its operations.

As previously described under the Share Exchange, the Group plans to combine with SurePure US by means of a share exchange which, when consummated, could give the Group greater access to capital markets and greater ability to raise equity capital through public stock offerings. In addition, as described in Note 11, the Group has continued to obtain certain equity financing in 2012 and is actively seeking additional debt and equity financing. These loans and the anticipated stock offerings will enable the Group to use those funds to further develop and market its products with the expectation that the Group will generate significant sales and realize profits from operations.

As the Group requires additional financing, the capital markets turmoil could negatively impact the Group’s ability to obtain such financing on acceptable terms. The Group’s access to additional financing will depend on a variety of factors many of which the Group has little or no control over. These factors include market conditions, the general availability of credit, the overall availability of credit to the Group’s industry, its credit ratings and credit capacity, the actual financial and operational results of the Group as well as the lenders’ or investors’ perception of the Group’s short-term and long-term financial prospects. If future financing is not available on acceptable terms or if no future financing is available on any terms whatsoever, the Group may not be able to continue as a going concern.

The accompanying consolidated financial statements do not include any adjustments that might be necessary should Group be unable to continue as a going concern.

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